UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date Of Earliest Event Reported): April 21, 2020

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262		01-0609375
(Commission File Number)		(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300
Duluth,	GA	30097
(Address of principal executive offices)		(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 21, 2020, Asbury Automotive Group, Inc. (the "Company") held its 2020 annual meeting of stockholders (the "Annual Meeting"). The matters upon which the stockholders voted are set forth below.
Proposal 1
The eight director nominees named in the Company's proxy statement were elected, each to hold office until the 2021 Annual Meeting and until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
Thomas J. Reddin	16,917,391	30,996	444,819
Joel Alsfine	16,903,897	44,490	444,819
Thomas C. DeLoach, Jr.	16,582,457	365,930	444,819
David W. Hult	16,807,760	140,627	444,819
Juanita T. James	16,595,765	352,622	444,819
Philip F. Maritz	16,639,985	308,402	444,819
Maureen F. Morrison	16,921,246	27,141	444,819
Bridget Ryan-Berman	16,877,060	71,327	444,819
Proposal 2
The proposal to approve an advisory resolution on the compensation of the Company’s named executive officers was approved based on the following votes:

For	16,490,376
Against	440,607
Abstain	17,404
Broker Non-Votes	444,819
Proposal 3
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 was approved based on the following votes:

For	17,219,732
Against	156,695
Abstain	16,779
Broker Non-Votes	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: April 23, 2020	By:	/s/ George A Villasana
	Name:	George A. Villasana
	Title:	Senior Vice President, General Counsel & Secretary